                                                                   EXHIBIT 10.59

                       AGREEMENT OF PURCHASE AND SALE OF
                             PARTNERSHIP INTERESTS

                 AGREEMENT OF PURCHASE AND SALE OF PARTNERSHIP INTERESTS, dated as of January 31, 1996, among Halcyon Communications, Inc., an Oklahoma corporation ("HCI"), American Televenture of Minersville, Inc., a Colorado corporation ("ATM"), TCI Cablevision of Nevada, Inc., a Nevada corporation ("TCINV"), TCI Cablevision of Utah, Inc., an Oklahoma corporation ("TCIU"), TEMPO Cable, Inc., a Utah corporation ("Tempo") ("TCINV, with ATM, TCIU and Tempo sometimes hereinafter being collectively referred to as "Sellers" or individually as a "Seller"), and Fisher Communications Associates, L.L.C., a Colorado limited liability company ("Buyer").

                 Halcyon Communications Limited Partnership is a limited partnership organized and existing under the laws of the State of Oklahoma (the "Partnership"). The general partners of the Partnership are ATM and HCI, and the limited partners of the Partnership are TCINV, TCIU and Tempo.

                 Buyer desires to acquire from each Seller a portion of such Seller's partnership interest in the Partnership and an option to acquire the balance of such partnership interest of such Seller, and each of the Sellers (severally and not jointly) have agreed to sell such portion of such partnership interest and to grant such option to Buyer on the terms and subject to the conditions set forth herein.

                 Therefore, for and in consideration of the mutual promises, upon the terms and subject to the conditions set forth herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by each party, the parties hereto agree as follows:

                                   ARTICLE I.

                              CERTAIN DEFINITIONS

                 In addition to the terms defined elsewhere herein, as used herein the following terms shall have the following respective meanings:

         "Agreement" means this Agreement, including any Exhibits and Schedules attached hereto.


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         "Business Day" means a day of the year on which banks are not required or authorized to close in the State of Colorado.

         "Closing" means the consummation of the transactions contemplated hereby.

         "Partners" means the Sellers and HCI, in their capacities as partners of the Partnership.

         "Partnership Agreement" means the Amended and Restated Limited Partnership Agreement, dated as of June 22, 1994, of the Partnership, as the same may have been amended or modified through and including the date hereof.

         "Partnership Interest" means, as to any partner of the Partnership, the entire partnership interest of such partner in the Partnership, including such partner's (i) right to a share of the income, gain, losses and deductions of and distributions made by the Partnership, (ii) right to a share of Partnership assets, (iii) rights with respect to initial and additional capital contributions made to the Partnership by such partner, including such partner's rights with respect to allocations of income, gain losses and deductions of and distributions made by the Partnership which are based upon or determined by reference to such capital contributions, (iv) rights with respect to the management of the business and affairs of the Partnership, (v) voting, consent and approval rights, (vi) rights to unpaid interest under Section 12.6 of the Partnership Agreement, whether accrued as of or accruing on or after the date hereof, (vii) rights with respect to such partner's Capital Account (as defined in the Partnership Agreement), (viii) rights, if any, under Sections 16, 17 and 18 of the Partnership Agreement, (ix) any and all other rights, interests and benefits to which such partner is or may become entitled by reason of its status as a partner of the Partnership, and (x) all liabilities and obligations of such partner by reason of its status as a partner of the Partnership, in each case as provided in the Partnership Agreement or the partnership laws of the state of the Partnership's organization.

         "Person" means any individual, corporation, partnership, trust, unincorporated association or other entity.

         "Purchased Interest" means, with respect to any Seller, one-third of such Seller's Partnership Interest.

         "Related Instruments" means any and all agreements, instruments and documents executed and delivered or required to be executed and delivered pursuant to the terms of this Agreement or in connection with the transactions contemplated hereby, including all Option Agreements executed and delivered pursuant to Section 2.02 hereof

         "WestMarc" means WestMarc Communications, Inc., a Nevada corporation.

         "WestMarc Preferred Stock" means the 12% Series C Cumulative Compounding Preferred Stock, par value $0.01 per share, of WestMarc.


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                 The definitions in this Article I and elsewhere in this
Agreement shall apply equally, to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "herein", "hereof" and "hereunder" and words of similar import refer to this Agreement in its entirety and not to any part hereof unless the context shall otherwise require. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless the context shall otherwise require, any references to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any corresponding provisions of successor statutes or regulations). Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day.

                                  Article II.

                                  THE CLOSING

                 Section 2.01. The Closing. The Closing is taking place at 10:00 A.M., local time, on the date hereof (the "Closing Date") at the offices of Tele-Communications, Inc., Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado.

                 Section 2.02. Sale and Purchase of the Purchased Interests, Grant of Options. On the terms and subject to the conditions set forth in this Agreement, at the Closing each Seller shall sell, convey, and assign to Buyer, and Buyer shall purchase from such Seller, for the consideration specified below in this Section, all of such Seller's right, title and interest in and to such Seller's Purchased Interest. The consideration payable by Buyer to a Seller in exchange for such Seller's Purchased Interest shall be the number of whole or fractional shares of WestMarc Preferred Stock set forth opposite such Seller's name on Schedule I hereto, together with the right to receive all unpaid dividends or other distributions payable with respect to such shares. Such sale, conveyance, assignment and purchase shall be effected by (i) the delivery to such Seller by Buyer at the Closing of (A) the stock certificate or certificates representing the number of shares of WestMarc Preferred Stock to which such Seller is entitled as set forth in Schedule I hereto, duly endorsed in blank and otherwise in proper form for transfer and with all necessary documentary or transfer tax stamps affixed thereto and (B) such other documents or instruments which may be necessary, or which such Seller reasonably may request, in order to effectively vest in such Seller good and marketable title to such shares and the right to receive such unpaid dividends or other distributions, (ii) the execution and delivery by Buyer and such Seller of a duly completed and executed Assignment and Assumption Agreement substantially in the form of Exhibit A hereto and (iii) the execution and delivery by such Seller or Buyer of such other documents or instruments which may be necessary, or which the other such party may reasonably request, in connection with the transactions contemplated hereby. At the Closing, each Seller also is granting to Buyer an option (each, an "Option" and collectively the "Options") on the part of Buyer to purchase the remaining Partnership Interest of such Seller for the consideration and on the terms and subject to the conditions set forth in the form of Option Agreement attached hereto as Exhibit B (the "Option Form").

                 Section 2.03. Amendment to Partnership Agreement. Each Partner agrees that it shall, at the Closing, execute and deliver the Consent and First Amendment in the form of Exhibit C hereto and such other documents as may be reasonably requested by Buyer in connection with the consummation of the transactions contemplated hereby. Buyer and each Partner further agrees that, unless otherwise requested by Buyer, any Partnership Interest purchased by Buyer pursuant to this Agreement or upon exercise of any Option which is a general partner's interest shall be converted into a limited partner's interest.

                                  Article III.

                         REPRESENTATIONS AND WARRANTIES

                 Section 3.01. Representations and Warranties of Each Seller. Each of the Sellers, severally and not jointly, represents and warrants to Buyer as follows:

                 (a) Such Seller is duly organized, validly existing and in good standing as a corporation under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, hold and operate its properties and assets, and to carry on its business as presently conducted. Such Seller has all requisite corporate power and authority to enter into this Agreement and each Related Instrument to which it is or shall become a party and perform its obligations hereunder and thereunder.

                 (b) The execution, delivery and performance by such Seller of this Agreement and such Related Instruments and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of such Seller.

                 (c) This Agreement has been, and each such Related Instrument, when executed and delivered, shall be, duly executed and delivered by such Seller and constitutes (or, in the case of such Related Instruments, when executed and delivered will constitute) a valid and binding obligation of such Seller, enforceable in accordance with its terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies.

                 (d) To the best knowledge of such Seller, the Partnership is (i) duly organized and validly existing as a limited partnership under the laws of the State of Oklahoma; (ii) has all


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
requisite partnership power and authority to own, hold and operate its properties and assets, and to carry on its business as presently conducted; and
(iii) treated as a "partnership" under the Code for federal income tax purposes.

                 (e) At the Closing, such Seller will transfer to Buyer such Seller's Purchased Interest, free and clear of any lien, pledge, security interest, claim, or charge or other encumbrance or any restriction on transfer voluntarily created by Seller, other than as expressly set forth in the Partnership's Partnership Agreement or existing or arising under applicable law and other than the possible lien of taxes not yet due and payable and minor imperfections in title and encumbrances and other minor matters, if any, which singly or in the aggregate are not substantial in an amount, do not materially detract from the value of such Purchased Interest.

                 Section 3.02. Representations and Warranties of Buyer. Buyer represents and warrants to each Seller as follows:

                 (a) Buyer is duly organized, validly existing and in good standing as a limited liability company under the laws of the State of Colorado and has all requisite power and authority as a limited liability company to own, hold and operate its properties and assets, and to carry on its business as presently conducted. Buyer has all requisite power and authority as a limited liability company to enter into this Agreement and each Related Instrument to which it is or shall become a party and perform its obligations hereunder and thereunder.

                 (b) The execution, delivery and performance by Buyer of this Agreement and such Related Instruments and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Buyer.

                 (c) This Agreement has been, and each such Related Instrument, when executed and delivered, shall be, duly executed and delivered by Buyer and constitutes (or, in the case of such Related Instruments, when executed and delivered will constitute) a valid and binding obligation of Buyer, enforceable in accordance with its terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies.

                 (d) Buyer understands that the Purchased Interests, the Options and the interests in the Partnership subject to the Options (the "Option Interests") have not been registered under the Securities Act of 1933, as amended (the "Act"), nor qualified under any state securities law, and that, if and to the extent that any thereof constitute securities subject to the Act or any applicable state securities law, they are being offered and sold pursuant to exemptions from such registration and qualification based in part upon the representations of Buyer contained herein.

                 (e) Buyer is familiar with the business and operations of the Partnership and has been given the opportunity to obtain from the Partnership all information that it has requested regarding its current operations, business plans and prospects.


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
                 (f) Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment contemplated by this Agreement and Buyer is able to bear the economic risk of such investment.

                 (g) Buyer understands that, if and to the extent that the Purchased Interests, the Options and the Option Interests constitute securities subject to the Act or any applicable state securities law, Buyer must bear the economic risk of its investment therein indefinitely unless the same are registered or qualified pursuant to the Act or such state securities law or an exemption from such registration or qualification is available, and that the Partnership has no obligation to effect any such registration or qualification. Buyer further understands that there is no assurance that any such exemption from registration or qualification will be available. or, if available, that such exemption will allow Buyer to dispose of or otherwise transfer any or all of the Purchased Interests, Options or Option Interests in the amounts, in the manner or at the times Buyer might propose. Buyer further understands that the Partnership Agreement contains significant restrictions on transfers of interests in the Partnership.

                 (h) Buyer is acquiring the Purchased Interests and the Options (and will acquire the Option Interests subject to any Options which Buyer may elect to exercise) solely for its own account for investment and not with a view toward the resale, transfer, or distribution thereof, nor with any present intention of transferring any thereof or any interest therein in any transaction which would constitute a "distribution" within the meaning of the Securities Act. No other person has any right with respect to or interest in the Purchased Interests, the Options or the Option Interests to be acquired by Buyer, nor has Buyer agreed to give any person any such interest or right in the future.

                 (i) At the Closing, Buyer will transfer to each Seller the shares of WestMarc Preferred Stock to which such Seller is entitled under
Section 2.02, free and clear of any lien, pledge, security interest, claim, or charge or other encumbrance or any restriction on transfer voluntarily created by Buyer, other than any such restrictions as may be expressly set forth in the resolution of the Board of Directors of WestMarc designating and establishing the WestMarc Preferred Stock and in the certificate of incorporation and by-laws of WestMarc or as may exist or arise under applicable federal and state securities laws.

                                  ARTICLE IV.

                                 MISCELLANEOUS

                 Section 4.01. Survival of Representations, Warranties and Covenants. The respective representations, warranties, agreements and covenants of the parties contained in this Agreement will survive and continue in full force and effect after the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                 Section 4.02. Notices. All notices and other communications required or permitted by this Agreement shall be in writing and given (i) if to the Partnership, at the address


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
of its principal executive offices or at such other address as the Partnership may designate in a written notice to the other parties and (ii) if to any other party, to such party at its address as it appears on the records of the Partnership or to such other address as such party may designate in a written notice to each other party. All notices and other communications required or permitted by this Agreement shall be deemed to have been duly given if personally delivered to the intended recipient at the proper address determined pursuant to this Section 4.02 or sent to such recipient at such address by registered or certified mail, return receipt requested, Express Mail, Federal Express or similar overnight delivery service for next Business Day delivery or by telegram, telex or facsimile transmission and will be deemed given, unless earlier received: (1) if sent by certified or registered mail, return receipt requested, five calendar days after being deposited in the United States mail, postage prepaid; (2) if sent by Express Mail, Federal Express or similar overnight delivery service for next Business Day delivery, the next Business Day after being entrusted to such service, with delivery charges prepaid or charged to the sender's accounts; (3) if sent by telegram or telex or facsimile transmission, on the date sent and (4) if delivered by hand, on the date of delivery.

                 Section 4.03. Expenses. Whether or not the transactions contemplated hereby are consummated, each of the parties shall bear the fees and expenses relating to its compliance with the various provisions of this Agreement and the Related Instruments, and each of the parties agrees to pay all of its own expenses (including, without limitation, all legal and accounting fees) incurred in connection with this Agreement and the Related Instruments, the transactions contemplated hereby and thereby, the negotiations leading to the same and the preparation made for carrying the same into effect.

                 Section 4.04. Headings. The headings of the Articles, Sections and other subdivisions of this Agreement are for convenience of reference only and shall not modify, define or limit any of the terms or provisions of this Agreement.

                 Section 4.05. Governing Law. This Agreement shall be construed in accordance with, and governed by, the internal laws of the State of Colorado without regard to principles of conflict of laws, except to the extent that the laws of the jurisdiction of organization of the Partnership shall be mandatorily applicable.

                 Section 4.06. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, that provision will be enforced to the maximum extent permissible so as to effect the intent of the parties and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If necessary to effect the intent of the parties hereto, the parties hereto will negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language which as closely as possible reflects such intent.

                 Section 4.07. Amendments. This Agreement may be modified or amended only by a written amendment signed by Persons authorized to so bind each party hereto.





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
                 Section 4.08. Entire Agreement. The provisions of this Agreement and the Related Instruments collectively set forth the entire agreement and understanding between the parties hereto as to the subject matter hereof and thereof and merge and supersede all prior discussions, agreements and understandings, oral or written, of any and every nature among them with respect to such subject matter. Except as and to the extent set forth in this Agreement or a Related Instrument, no party makes any representation, warranty, covenant or agreement whatsoever and each party disclaims all liability and responsibility for any representation, warranty, covenant, agreement or statement made or information communicated (orally or in writing) by any other Person. Buyer expressly agrees and acknowledges that, in purchasing the Purchased Interests and the Options and in making decisions regarding whether or not to exercise the Options. Buyer (i) is not and will not be relying on the representations and warranties of any Seller or any other Person, (ii) has made and will make its own inquiry and investigation into, and based thereon, has formed an independent judgment concerning, the Partnership and the business conducted by it, (iii) has been furnished or given adequate access to such information as it has requested concerning the Partnership and the business conducted by it and (iv) will not assert any claim against any Seller or any Seller's affiliates, directors, officers, employees, agents, stockholders, advisors, counsel or representatives, nor will seek to hold any of such other Persons liable for any inaccuracies, misstatements or omissions with respect to information concerning the Partnership and the business conducted by it, provided that the foregoing shall not in any manner be construed or deemed to limit the ability of Buyer to make any claim it may otherwise have arising out of the breach of any express representation or warranty of any Seller contained in this Agreement or any Related Instrument.

                 Section 4.09. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs, executors, legal representatives and permitted assigns; provided, however, that, except as otherwise specifically permitted or contemplated by this Agreement, neither this Agreement nor any of the rights, interests or obligations of any party hereunder shall be assigned or delegated without the prior written consent of all the parties.

                 Section 4.10. Further Assurances. Upon reasonable request from time to time, each party hereto shall execute and deliver all documents and instruments and do all other acts that may be reasonably necessary or desirable to carry out the intent and purposes of this Agreement and give effect to the exercise by a party of its rights hereunder.

                 Section 4.11. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts shall have been signed by each party hereto and





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
delivered to the other party hereto.

                 IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


HALCYON COMMUNICATIONS, INC.      AMERICAN TELEVENTURE OF
                                  MINERSVILLE, INC.

By: /s/ ROBERT E. PRICE           By: /s/ STEPHEN M. BRETT
   ----------------------------      -----------------------------
   Name:  ROBERT E. PRICE            Name:  STEPHEN M. BRETT
   Title: PRESIDENT                  Title:


TCI CABLEVISION OF NEVADA. INC.   TCI CABLEVISION OF UTAH, INC.


By: /s/ STEPHEN M. BRETT          By: /s/ STEPHEN M. BRETT
   ----------------------------      -----------------------------
   Name:  STEPHEN M. BRETT           Name:  STEPHEN M. BRETT
   Title:                            Title:


TEMPO CABLE, INC.                 FISHER COMMUNICATIONS
                                  ASSOCIATES, L.L.C.


By: /s/ STEPHEN M. BRETT          By: /s/ DONNE F. FISHER  2-12-96
   ----------------------------      -----------------------------
   Name:  STEPHEN M. BRETT           Donne F. Fisher, Member
   Title:





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
                                   SCHEDULE I

                                            Number of Shares of WestMarc
Name of Seller                              Preferred Stock
--------------                              -----------------------------
American Televenture of Minersville, Inc.               0.5224
TCI Cablevision of Nevada, Inc.                         2.8911
TCI Cablevision of Utah, Inc.                           4.3557
TEMPO Cable, Inc.                                      14.5562





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
                                                                      EXHIBIT  A

                                 ASSIGNMENT AND
                              ASSUMPTION AGREEMENT

                  THIS ASSIGNMENT AND ASSUMPTION AGREEMENT ("Agreement") is made as of January 31, 1996 between [insert name of Seller], a __________________ corporation ("Assignor"), and FISHER COMMUNICATIONS ASSOCIATES, L.L.C., a Colorado limited liability company ("Assignee").

                                   WITNESSETH

                 WHEREAS, Assignor owns a partnership interest in HALCYON COMMUNICATIONS LIMITED PARTNERSHIP, an Oklahoma limited partnership (the "Partnership");

                 WHEREAS, Assignor, the other partners of the Partnership and Assignee have entered into an Agreement of Purchase and Sale of Partnership Interests dated as of the date hereof (the "Purchase Agreement") providing for the sale by Assignor of a portion of Assignor's partnership interest in the Partnership (such portion of such interest is defined in the Purchase Agreement as, and shall be referred to hereinafter as, the Assignor's "Purchased Interest") and the assumption by Assignee of all liabilities and obligations of Assignor by virtue thereof, and

                 "WHEREAS, the execution and delivery of this Agreement for the purpose of effecting such sale and such assumption has been authorized in all respects as required by law;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the consideration specified in the Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                 1. Assignment of Transferred Interests. Assignor by this instrument does convey, sell, transfer, assign and deliver the Assignor's Purchased Interest to Assignee, without any representation or warranty of any nature whatsoever, except as may be expressly set forth in the Purchase Agreement.

                 2. Assumption of Obligations with Respect to Transferred Interests. Assignee hereby assumes, and agrees to indemnify Assignor for and hold Assignor harmless from and against, all liabilities and obligations of any nature whatsoever existing or arising under the Partnership's limited partnership agreement or applicable law by virtue of the ownership of the Assignor's Purchased Interest, whether accrued or unaccrued, known or unknown, disclosed or undisclosed and whether now existing or hereafter arising.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized signatories in their respective names, all as of the day and year first above written.


                                      ASSIGNOR:
                                      [Insert name of Seller]

ATTEST:                               By:
                                         ------------------------------
------------------------------        Name:
                                           ----------------------------
                                      Title:
                                            ---------------------------

                                      ASSIGNEE:
                                      FISHER COMMUNICATIONS ASSOCIATES, L.L.C.

ATTEST:                               By:
                                         ------------------------------
------------------------------           Donne F. Fisher, Member

                                                                      EXHIBIT  B

                                OPTION AGREEMENT

         Option Agreement, dated as of January 31, 1996, between Fisher Communications Associates, L.L.C., a Colorado limited liability company ("Purchaser"), and [insert Seller's name], a _______________ corporation ("Seller").

         Seller is a partner of Halcyon Communications Limited Partnership, a limited partnership organized and existing under the laws of the State of Oklahoma (the "Partnership"). Pursuant to a certain Agreement of Purchase and Sale of Partnership Interests, dated as of the date hereof, among Seller, the other partners of the Partnership and Purchaser (as the same may be amended from time to time in accordance with its terms, the "Purchase Agreement"), on the date hereof Purchaser is purchasing from Seller and certain other partners of the Partnership a portion of their respective partnership interests in the Partnership. Purchaser desires to acquire from Seller an option to purchase the balance of the partnership interest in the Partnership that Seller will continue to own immediately after giving effect to such purchases, and Seller has agreed to grant such an option to Purchaser on the terms and subject to the conditions set forth herein.

         Therefore, in consideration of the payment of $100 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Grant of Option. Seller hereby grants to Purchaser an irrevocable option (the "Option") to purchase all, but not less than all of the Option Interest (as hereinafter defined). The exercise price of the Option (the
"Exercise Price") shall be an amount in cash equal to $       , without
interest. The Exercise Price will be payable by Purchaser at the Closing (as hereinafter defined) by wire transfer or by certified or bank check in immediately available funds.

         2.      Exercise Period, Exercise of the Option.

         (a) The Option may be exercised, in whole but not in part, at any time during the period (the "Exercise Period") commencing on the date hereof and ending at 12:01 A.M., Denver, Colorado time, on the tenth anniversary of the date hereof (the "Scheduled Expiration Date").

         (b) Purchaser may exercise the Option by delivering written notice thereof (an "Exercise Notice") to Seller at any time prior to the expiration of the Exercise Period. Subject to paragraph 3 hereof, and unless the parties otherwise agree, the closing of the sale of the Option Interest (the
"Closing") shall occur on the tenth Business Day (as hereinafter defined) following delivery of the Exercise Notice. The date the Closing occurs is hereinafter referred to as the "Closing Date". At the Closing, Seller shall, against receipt of the Exercise Price as provided in paragraph 1 hereof, convey and deliver the Option Interest to Purchaser by the delivery to Purchaser by such Seller of a duly completed and executed instrument of assignment reasonably satisfactory to both parties and such other documents or instruments which may be necessary, or which Purchaser may reasonably request, in order to effectively vest in Purchaser beneficial ownership of the Option Interest.

         (c) Prior to the sale of the Option Interest to Purchaser pursuant to this Agreement, Seller shall, subject only to the express provisions of paragraph 5(a) of this Agreement, retain all rights as the holder of the Option Interest, including all voting and consent rights as a partner of the Partnership, and may exercise or refrain from exercising such rights as Seller may determine in its sole discretion, even if the result is a diminution in the value of the Option Interest and this Option to Purchaser.

         3.      Conditions to Closing.    The Closing of the purchase of the
Option Interest pursuant to the exercise of the Option shall be subject to the satisfaction of all of the following conditions:

                 (a) Each of the representations of Purchaser made in this Agreement, in the Purchase Agreement and in each Related Instrument (as defined in the Purchase Agreement) shall be true and correct in all material respects at and as of the time of the Closing and Purchaser shall have performed in all material respects each and every covenant of Purchaser contained in this Agreement, in the Purchase Agreement and in each Related Instrument required to be performed by the time of or at the Closing. If requested by Seller, Purchaser shall execute a certificate by which Purchaser confirms the satisfaction of the foregoing condition.

                 (b) No order, preliminary or permanent injunction, temporary restraining order, stay, judgment, decree or other order of any court or governmental or regulatory body preventing the sale of the Option Interest by the Seller or the consummation of the other transactions contemplated hereby.

                 (c) All consents, orders and approvals of any governmental authority, any partner or partners of the Partnership and of any other third party that either Purchaser or Seller reasonably deems necessary or advisable shall have been obtained and shall be in full force and effect and any waiting period under applicable law shall have expired. Without limiting the generality of the foregoing, all such consents and approvals necessary to permit the withdrawal of Seller from the Partnership without further obligation or liability as a partner thereof shall have been obtained and shall be in full force and effect.

                 (d) Purchaser shall, by written instrument in form and substance reasonably satisfactory to Seller, assume and agree to indemnify Seller for all obligations and liabilities of Seller under the Partnership Agreement with respect to the Option Interest of every kind or nature, whether accrued or unaccrued, asserted or unasserted, known or unknown, disclosed or undisclosed, absolute or contingent, arising by law, contract or otherwise and including any liability or obligation arising out of any event, fact or circumstance existing or occurring as of or prior to the date hereof that, with the passage of time or the giving of notice, or otherwise, which constitutes a breach or violation of or default under any contract or law binding upon or applicable to the Partnership.

                 (e) If required by Seller, Purchaser will be obligated to buy from Seller at the Closing, all evidences of indebtedness of the Partnership held directly or indirectly by Seller or any subsidiary of Seller, and the purchase price for such evidences of indebtedness shall be the outstanding principal amount thereof at the time of the Closing plus accrued and unpaid interest thereon which, unless otherwise agreed by Seller and Purchaser, shall be paid in cash.

                 (f) Purchaser and Seller shall each execute and deliver such other instruments as either party or the Partnership reasonably deems necessary or appropriate to effect, and as a condition to, the exercise of the Option, including amendments to the Partnership Agreement or any other instrument filed with any governmental agency or official.

                 (g) Purchaser shall have exercised all options to acquire partnership interests in the Partnership granted by other partners of the Partnership pursuant to the Purchase Agreement simultaneously with the exercise of this Option, and the closings of the sale of all such partnership interests pursuant to the exercise of all such other options shall occur simultaneously with the Closing under this Option Agreement.

                 (h) Purchaser shall have exercised all options to acquire partnership interests in Halcyon Communications Partners, an Oklahoma general partnership ("HCP"), granted to Purchaser by partners of HCP who are affiliates of Seller simultaneously with the exercise of this Option, and the closings of the sale of all such partnership interests pursuant to the exercise of all such other options shall occur simultaneously with the Closing under this Option Agreement.

                 (i) If the exercise of the Option requires any consent, approval, waiver, or authorization of any government department, board, bureau, commission, agency or instrumentality or the expiration of any waiting period imposed by applicable law, then the date fixed for the Closing pursuant to paragraph 2(b) hereof shall be extended for the period of time during which efforts to obtain each such consent, approval, waiver, or authorization and the termination of each such waiting period at the earliest reasonably practicable time are diligently being made; provided, however, that, unless Seller and Purchaser otherwise agree, the extension of such Closing date pursuant to this paragraph may not exceed 180 days. Seller and Purchaser will, and will use their commercially reasonable efforts to cause the Partnership to, reasonably cooperate with each other in obtaining any such consent, approval, waiver, or authorization and in obtaining the termination of any such waiting period at the earliest practicable time.

                 (j) If, in the opinion of legal counsel to Purchaser, the immediate proposed transfer of the entire Option Interest would result in the termination of the Partnership within the meaning of Section 708 of the Internal Revenue Code of 1986, as amended (or any successor provision of law), but an immediate transfer of less than all of the Option Interest would not have such a result, Purchaser shall be entitled to elect, in its sole discretion, to either (i) exercise the Option in full notwithstanding such termination or (ii) to (A) require Seller to immediately transfer only that portion of the Option Interest as may, in the opinion of such counsel, be transferred without causing such a result and (B) extend the Exercise Period of the Option with respect to the balance of the Option Interest until the later of the Scheduled Expiration Date or the last day of the period of thirteen months after the date of the closing of the transfer referred to in subclause (ii)(A) of this sentence, in which event, unless otherwise agreed by Seller and Purchaser, the Exercise Price shall be allocated proportionately between the portion of the Option Interest immediately transferred and the remainder of the Option Interest as to which the Exercise Period of the Option shall have been so extended.

         4. Distributions After Exercise. Distributions declared or made on or prior to the effective date of the exercise of the Option with respect to the Option Interest shall be made to Seller, regardless of when such distributions accrued on the books of the Partnership or the date fixed for payment thereof.

         5. Certain Covenants of Seller. Seller hereby covenants and agrees with Purchaser as follows:

                 (a) During the Exercise Period, Seller shall not sell or otherwise transfer or dispose of the Option Interest or any part thereof or interest therein, other than a sale or transfer as to which Seller gives Purchaser at least 14 days prior written notice and in which the transferee agrees, pursuant to an instrument in form and substance reasonably satisfactory to Purchaser, to be bound by the terms of this Option Agreement with respect to such transferred interest to the same extent as the transferor was so bound with respect to such transferred interest.

                 (b) Upon the Closing, Seller shall convey to Purchaser legal title to, and beneficial ownership of, the Option Interest, free and clear of any lien, pledge, security interest, claim, or charge or other encumbrance and free of any restriction on transfer voluntarily created by Seller, other than as expressly set forth in the Partnership Agreement or existing or arising under applicable law and other than the possible lien of taxes not yet due and payable and minor imperfections in title and encumbrances and other minor matters, if any, which singly or in the aggregate are not substantial in an amount, do not materially detract from the value of the Option Interest.

         6. Binding Effect; Assignment. Subject to the following provision of this paragraph 6, this Option Agreement shall inure to the benefit of, and be binding upon, the parties and their respective successors, heirs, legal representatives and permitted assignees. Except as otherwise expressly provided herein, this Option Agreement shall not be assigned by either party hereto without the prior written consent of the other party. Purchaser may assign this Option Agreement, in whole or in part, to any FCA Permitted Transferee (as defined in the Partnership Agreement).

         7. Notices. All notices and other communications required or permitted by this Agreement shall be in writing and addressed to the intended recipient at such person's address specified under its or his signature below or at such other address as such person may designate in a written notice to the other party hereto. All notices and other communications required or permitted by this Agreement shall be deemed to have been duly given if personally delivered to the intended recipient at the proper address determined pursuant to this paragraph 7 or sent to such recipient at such address by registered or certified mail, return receipt requested, Express Mail, Federal Express or similar overnight delivery service for next Business Day delivery or by telegram, telex or facsimile transmission and will be deemed given, unless earlier received; (1) if sent by certified or registered mail, return receipt requested, five calendar days after being deposited in the United States mail, postage prepaid; (2) if sent by Express Mail, Federal Express or similar overnight delivery service for next Business Day delivery, the next Business Day after being entrusted to such service, with delivery charges prepaid or charged to the sender's account; (3) if sent by telegram or telex or facsimile transmission, on the date sent and (4) if delivered by hand, on the date of delivery.

         8. Definitions. As used in this Agreement, the following terms have the meanings indicated:

                 "Agreement" or "Option Agreement" means this Option Agreement, as the same may be amended from time to time in accordance with its terms.

                 "Business Day" means a day of the year on which banks are not required or authorized to close in the State of Colorado.

                 "Option Interest" means the entire partnership interest of Seller as a partner of the Partnership, including such partner's (i) right to a share of the income, gain, losses and deductions of and distributions by the Partnership, (ii) right to a share of Partnership assets, (iii) rights with respect to initial and additional capital contributions made to the Partnership by such partner, including such partner's rights with respect to allocations of income, gain losses and deductions of and distributions made by the Partnership which are based upon or determined by reference to such capital contributions,
(iv) rights with respect to the management of the business and affairs of the Partnership, (v) voting, consent and approval rights, (vi) rights to unpaid interest under Section 12.6 of the Partnership Agreement, whether accrued as of or accruing on or after the date hereof, (vii) rights with respect to such partner's Capital Account (as defined in the Partnership Agreement), (viii) rights, if any, under Sections 16, 17 and 18 of the Partnership Agreement, (ix) any and all other rights, interests and benefits to which such partner is or may become entitled by reason of its status as a partner of the Partnership, and (x) all liabilities and obligations of such partner by reason of its status as a partner of the Partnership, in each case as provided in the Partnership Agreement or the partnership laws of the state of the Partnership's organization.

                 "Partnership Agreement" means the Amended and Restated Limited Partnership Agreement, dated as of June 22, 1994, of the Partnership, as the same heretofore may have been or hereafter may be amended or modified in accordance with its terms.

         9. Terms Generally; Certain Rules of Construction. The definitions in paragraph 8 and elsewhere in this Option Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "herein", "hereof" and "hereunder" and words of similar import refer to this Option Agreement in its entirety and not to any part hereof unless the context shall otherwise require. All references herein to paragraphs shall be deemed references to paragraphs of this Option Agreement unless the context shall otherwise require. Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day.

         10. Governing Law. This Agreement shall be construed in accordance with, and governed by, the internal laws of the State of Colorado without regard to principles of conflict of laws, except to the extent that the laws of the jurisdiction of organization of the Partnership shall be mandatorily applicable.

         11. Headings. The headings contained in this Option Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Option Agreement.

         12. Waivers; Amendment. Any term or provision of this Option Agreement may be waived at any time by an instrument in writing signed by the party which is entitled to the benefit thereof. This Option Agreement may be amended or supplemented at any time only by an instrument in writing signed by the parties hereto.

         13. Counterparts. This Option Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

         14. Expenses. Each party hereto will pay its own expenses in connection with the negotiation and execution of this Option Agreement and the consummation of the transactions contemplated hereby, including all fees and disbursements of its legal counsel.

         15. Further Actions After the Closing. If, subsequent to the Closing, further documents are reasonably requested in order to carry out the provisions and purposes of this Option Agreement, the parties hereto shall execute and deliver such further documents.

         16. Severability. In the event that any part or parts of this Option Agreement shall be held to be unenforceable to its or their full extent, then it is the intention of the parties hereto that such part or parts shall be enforced to the full extent permitted under the laws, and in any event, that all other parts of this Option Agreement shall remain valid and fully enforceable as if the unenforceable part or parts had never been a part hereof.

         17. Entire Agreement. The provisions of this Agreement, the Purchase Agreement and the Related Instruments collectively set forth the entire agreement and understanding between the parties hereto as to the subject matter hereof and thereof and merge and supersede all prior discussions, agreements and understandings, oral or written, of any and every nature between them with respect to such subject matter. Except as and to the extent set forth in this Agreement, the Purchase Agreement or a Related Instrument, neither party makes any representation, warranty, covenant or agreement whatsoever and each party disclaims all liability and responsibility for any representation, warranty, covenant, agreement or statement made or information communicated (orally or in writing) by any other Person. Purchaser expressly agrees and acknowledges that, in purchasing this Option and making decisions regarding whether or not to exercise this Option, Purchaser (i) is not and will not be relying on the representations and warranties of Seller or any other Person,
(ii) has made and will make its own inquiry and investigation into, and based thereon, has formed an independent judgment concerning, the Partnership and the business conducted by it, (iii) has been furnished or given adequate access to such information as it has requested concerning the Partnership and the business conducted by it and (iv) will not assert any claim against Seller or any of its affiliates, directors, officers, employees, agents, stockholders, advisors, counsel or representatives, nor will seek to hold any of such other Persons liable for any inaccuracies, misstatements or omissions with respect to information concerning the Partnership and the business conducted by it, provided that the foregoing shall not in any manner be construed or deemed to limit the ability of Purchaser to make any claim it may otherwise have arising out of the breach of any express representation or warranty of Seller contained in this Agreement, the Purchase Agreement or any Related Instrument.

                 IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                  [Insert name of Seller]


                                  By:
                                     ------------------------------
                                     Name:
                                     Title:

                                  Terrace Tower II
                                  5619 DTC Parkway
                                  Englewood, Colorado 80111-3000
                                  Attention: General Counsel

                                  FISHER COMMUNICATIONS
                                  ASSOCIATES, L.L.C.


                                  By:
                                     ------------------------------
                                     Donne F. Fisher, Member
                                      9513 Pinyon Trail
                                      Littleton, Colorado 80124

                                                                       EXHIBIT C

         CONSENT AND FIRST AMENDMENT OF AMENDED AND RESTATED AGREEMENT
     OF LIMITED PARTNERSHIP FOR HALCYON COMMUNICATIONS LIMITED PARTNERSHIP

                 THIS CONSENT AND FIRST AMENDMENT, dated as of January 31, 1996, is made and entered into by and among the undersigned parties.

                 Halcyon Communications Limited Partnership, an Oklahoma limited partnership (the "Partnership"), was formed under the Oklahoma Revised Limited Partnership Act pursuant to a Limited Partnership Agreement dated as of January 1, 1994 (the "Original Agreement") among Halcyon Communications, Inc., an Oklahoma corporation ("HCI"), TCI Cablevision of Nevada, Inc., a Nevada corporation ("TCINV"), TCI Cablevision of Utah, Inc., a Utah corporation ("TCIU"), TEMPO Cable, Inc., an Oklahoma corporation ("Tempo"), American Televenture of Minersville, Inc., a Colorado corporation ("ATM"), and pursuant to a Certificate of Limited Partnership filed with the Oklahoma Secretary of State on January 6, 1994. The Original Agreement was thereafter amended and restated by an Amended and Restated Limited Partnership Agreement dated as of June 22, 1994 (the "Restated Partnership Agreement"), among the parties to the Original Agreement.

                 The undersigned parties desire to (i) consent to the assignment to Fisher Communications Associates, L.L.C., a Colorado limited liability company, ("FCA") by each of TCINV, TCIU and Tempo of one-third of their respective limited partnership interests in the Partnership, (ii) consent to the assignment by ATM to FCA of one-third of ATM's general partnership interest in the Partnership and the conversion of such assigned interest into a limited partnership interest, (iii) consent to the grant to FCA by TCINV, TCIU, Tempo and ATM of options to acquire the entire balances of their respective partnership interests in the Partnership and any future exercise of such options and (iv) consent to the admission of FCA to the Partnership as a limited partner. The undersigned parties also desire to amend the Restated Partnership Agreement in certain respects.

                 Therefore, for and in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by each party, the parties hereto agree as follows:

                 1.       Certain Consents and Agreements; Section 754 Election.

                 (a) HCI, ATM, TCINV, TCIU and Tempo, in their capacities as, and constituting all of, the partners of the Partnership hereby (i) consent to (A) the sale to FCA, pursuant to the Agreement of Purchase and Sale of Partnership Interests, dated as of the date hereof, among the parties hereto (the "Purchase Agreement"), of the Purchased Interest (as defined in the Purchase Agreement) of each of ATM, TCINV, TCIU and Tempo, (B) the grant to FCA by each of ATM, TCFNV, TCIU and Tempo of options to acquire the entire balances of their respective partnership interests in the Partnership pursuant to separate Option Agreements, each substantially in the form of Exhibit B to the Purchase Agreement

(collectively, the "Option Agreements"), (C) the conversion of the Purchased Interest of ATM from a general partnership interest into a limited partnership interest in the Partnership, (D) the admission of FCA, as the holder of the Purchased Interests of TCINV, TCIU and Tempo and the converted Purchased Interest of ATM, to the Partnership as a limited partner effective as of the date hereof and (E) any future exercise by FCA (or any of its permitted assignees) of its option and rights under each of the Option Agreements pursuant to the terms thereof and, upon such exercise, the transfer of the partnership interests and consummation of the other transactions contemplated thereby (including, without limitation, the withdrawal contemplated by the last sentence of paragraph 3(c) of each such Option Agreement); and (ii) agrees that the Partnership shall file, in a timely manner for the tax year of the Partnership in which the sale referred to in subclause (i)(A) of this sentence occurs, an election, pursuant to Section 754 of the Internal Revenue Code of 1986, as amended (the "Code") and applicable Treasury Regulations, to have the Partnership's assets adjusted as provided in Section 743 of the Code, and if requested by FCA (or any of its permitted assignees) upon any purchase of any additional partnership interest or interests in the Partnership in connection with the exercise of any option under any of the Option Agreements, also shall make such election in a timely manner for the tax year of the Partnership in which such exercise occurs. FCA hereby agrees to be admitted to the Partnership as a Limited Partner and, as such, to be bound by the provisions of the Restated Partnership Agreement, as amended hereby.

                 (b) Without in any way limiting the generality of the definitions of the terms "Partnership Interest" and "Purchased Interest" in the Purchase Agreement or the definition of "Option Interest" in any of the Option Agreements, the parties acknowledge, confirm and agree that (i) for purposes of
Section 12.6 of the Restated Partnership Agreement and any other provision of the Restated Partnership Agreement pursuant to which the rights of a partner of the Partnership are based upon or determined by reference to such partner's initial or additional Capital Contributions (as defined in the Restated Partnership Agreement) as of any time of determination, FCA shall be deemed to have made (in addition to any Capital Contributions actually made by it) a pro rata portion of all Capital Contributions made by ATM, TCINV, TCIU or Tempo prior to the date hereof, with such portion being equal to the aggregate percentage of the Partnership Interest of ATM, TCINV, TCIU or Tempo (as the case may be) which FCA shall have acquired, at or before such time, pursuant to the Purchase Agreement or the applicable Option Agreement; and (ii) as of the date hereof, automatically by virtue of the sale of the Purchased Interests to FCA, all rights of ATM under or by virtue of the Amended and Restated Management Agreement, dated as of June 22, 1994, between the Partnership and HCI, as "Manager," as heretofore amended (the "Management Agreement") shall be rights of each of ATM and FCA; provided, however, that in the event of the removal of Manager pursuant to Section 5.2 by the mutual consent of ATM and FCA, then, subject to the last sentence of Section 5.2 of the Management Agreement, ATM shall serve as manager and the Managing Partner of the Partnership unless ATM and FCA agree to select a new manager or new Managing Partner.

                 2. Amendments to Restated Partnership Agreement. The undersigned parties hereby agree that, effective as of the date hereof, the Restated Partnership Agreement is hereby amended as follows:

                 (a) Section 1.3 of the Restated Partnership Agreement is amended to read in its entirety as follows:

                                  "1.3 TCI Cablevision of Nevada, Inc., a
                          Nevada corporation, TCI Cablevision of Utah, Inc., a Utah corporation, TEMPO Cable, Inc., an Oklahoma corporation, and Fisher Communications Associates, L.L.C., a Colorado limited liability company, are sometimes hereinafter referred to as TCI/Nevada, TCI/Utah, TEMPO and FCA, respectively."

                 (b) Section 2.3 of the Partnership Agreement is amended to read in its entirety as follows:

                                  "2.3 'Affiliate,' when used with respect to a
                          specified Person, means any other Person that directly, indirectly or through one or more intermediaries Controls, is Controlled by or is under Common Control with such Person. For purposes of the foregoing, 'Control,' as to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person (whether through ownership of securities, partnership interests or other ownership interests, by contract, by partnership or involvement in the board of directors, management committee or other management structure of such Person, or otherwise). The terms 'Controlled,' 'Controlling' and similar variations shall have correlative meanings."

                 (c) The defined term "Initial Limited Partners" set forth in Section 2.18 of the Restated Partnership Agreement is amended to read in its entirety as follows:

                                  "2.18 'Initial Limited Partners' means
                          TCI/Nevada, TCI/Utah and TEMPO."

                 (d)      The defined term "Limited Partner" set forth in
Section 2.19 of the Restated Partnership Agreement is amended to read in its entirety as follows:

                                  "2.19 'Limited Partner' means each Initial
                          Limited Partner, FCA and each other Person, if any, who is admitted as a successor or additional limited partner of the Partnership in accordance with this Agreement, in each case unless and until such Person ceases to be a limited partner of the Partnership in accordance with this Agreement."

                 (e) Section 21 of the Restated Partnership Agreement is amended to read in its entirety as follows:

                          "Section 21. Assignability of Partnership Interests; Admission of Additional Partners.

                                  "21.1 No Partner shall mortgage, pledge,
                          hypothecate, transfer, sell, assign or otherwise dispose of all or any part of its interest in the Partnership, whether voluntarily, by operation of law or otherwise, or any right, title or interest in or to such interest without obtaining the prior written consent of the other Partners, except as provided for in this Agreement. Notwithstanding the foregoing, ATM or any Limited Partner shall have the right, in its sole discretion, to transfer all or any part of its interest in the Partnership to (i) Tele-Communications, Inc., a Delaware corporation, or any Affiliate thereof or (ii) FCA or any FCA Permitted Transferee (as hereinafter defined). For purposes of this Agreement, the term 'FCA Permitted Transferee' shall mean (i) any Affiliate of Donne F. Fisher, currently a resident of Littleton, Colorado ('Fisher'), (ii) any member of Fisher's immediate family (i.e., wife, parents, children, including those adopted before the age of 18, grandchildren, brothers, sisters, and the spouses or children of the foregoing), (iii) any custodian under the Uniform Gifts to Minors Act or similar fiduciary for the exclusive benefit of Fisher's children during their lives, (iv) in the event of Fisher's adjudication of incompetency, his legal representatives, (v) in the event of Fisher's death, his executors or the administrators of his estate and his heirs who are members of his immediate family, and (v) any trust described in Section 664 of the Code of which Fisher or one or more members of his immediate family (and no other persons) are income beneficiaries. Subject to the last sentence of this Section 21.1, in the event of a permitted transfer of any interest in the Partnership, the transferee (other than, with respect to clauses (i) of this sentence below, a transferee who was already a partner prior to the permitted transfer) shall, by written instrument in form and substance reasonably satisfactory to the non-transferring Partners (i) agree to become a Partner of the same class as the transferor and accept and adopt the terms and provisions of this Agreement and (ii) assume the obligations of the transferor Partner under this Agreement with respect to the transferred partnership interest. If required by the nontransferring Partners, the transferee shall deliver to the Partnership an opinion, reasonably satisfactory in form and substance to the nontransferring Partners, of counsel reasonably satisfactory to the nontransferring Partners to the effect that the transfer is in compliance with applicable state and Federal securities laws. Upon completion of any permitted transfer in accordance with the foregoing, the transferee (if not already a Partner) shall be admitted as a substituted Partner in the place and stead of the transferor Partner with respect to the transferred partnership interest (subject to the last sentence of this Section 21.1), without any further action, and if such transfer is of the entire partnership interest of the transferor Partner, such transferor Partners shall be deemed to have withdrawn from the Partnership without further action. If the partnership interest transferred in a permitted transfer is a general partnership interest, the transferred interest shall be converted into a limited partnership interest if and to the extent requested by the transferor Partner and the transferee.

                                  "21.2 Except for the transferee of a
                          partnership interest permitted by and in accordance with Section 21.1, no Person shall be admitted as a general or limited partner of the Partnership without the prior written consent of all the Partners."

                 (f) Section 24.1 of the Restated Partnership Agreement is amended by (i) deleting the word "or" at the end of subsection 24.1.2, (ii) redesignating subsection 24.1.3 thereof as subsection 24.1.4, and (iii) adding, immediately after subsection 24.1.2, a new subsection 24.1.3 which shall read in its entirety as follows:

                                  "24.1.3  The sale of all or substantially
                          all of the Partnership Assets; or"

                 (g) Clause (i) of the last sentence of Section 24.2 is amended to read in its entirety as follows:

                                  "(i)     is an Affiliate of Tele-
                          Communications, Inc., a Delaware corporation ("TCI") or is an Affiliate of Donne F. Fisher,"

                 (h) Section 25.4 of the Restated Partnership Agreement is amended by substituting the word "Person" for the word "entity" appearing therein and by adding at the end of clause (ii) thereof the following:

                                  "or (iii) FCA or an FCA Permitted Transferee."

                 (i) Subsection 25.5.2 of the Restated Partnership Agreement is amended to read in its entirety as follows:

                                 "25.5.2  If to ATM or any Limited Partner
                                          other than FCA, to such Person at:

                                          Terrace Tower 11
                                          5619 DTC Parkway
                                          Englewood, CO 80111-3000
                                          Attention: General Counsel"

                 (j) Section 25.5 of the Restated Partnership Agreement is further amended by adding a new subsection 25.5.3 which shall read in its entirety as follows:

                                  "25.5.3  If to FCA, to it at:
                                           9513 Pinyon Trail
                                           Littleton, CO 80124"

                 3. Reaffirmation. The undersigned parties hereby acknowledge that each of the Restated Partnership Agreement and the Management Agreement, in each case as amended, modified or supplemented hereby, remains in full force and effect and is hereby ratified and confirmed.

                 IN WITNESS WHEREOF, the undersigned parties have duly executed and delivered this Consent and First Amendment as of the date first above written.



GENERAL PARTNERS:

HALCYON COMMUNICATIONS, INC.      AMERICAN TELEVENTURE OF
                                   MINERSVILLE, INC.

By: /s/ ROBERT E. PRICE           By:
   ----------------------------      -----------------------------
   Name:  ROBERT E. PRICE            Name:
        -----------------------           ------------------------
   Title: PRESIDENT                  Title:
         ----------------------            -----------------------


EXISTING LIMITED PARTNERS:


TCI CABLEVISION OF NEVADA, INC.   TCI CABLEVISION OF UTAH, INC.


By:                               By:
   ----------------------------      -----------------------------
   Name:                             Name:
        -----------------------           ------------------------
   Title:                            Title:
         ----------------------            -----------------------


TEMPO CABLE, INC.           NEW LIMITED PARTNER:
                                  FISHER COMMUNICATIONS
                                  ASSOCIATES, L.L.C.


By:                               By: /s/ DONNE F. FISHER
   ----------------------------       -----------------------------
   Name:                              Donne F. Fisher, Member
        -----------------------               2-12-96
   Title:
         ----------------------




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